UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2009

STALAR 3, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52973	26-1402659
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11755 Wilshire Boulevard, Suite 2000

Los Angeles, California 90025

(Address of Principal Executive Offices) (Zip Code)

(310) 883-1300

(Registrant’s Telephone Number, Including Area Code)

317 Madison Ave., Suite 1520,

New York, NY 10017

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 9, 2009 Abraxis BioScience, LLC, a Delaware limited liability company (“Abraxis”), purchased 2,022,500 shares of common stock of the Stalar 3, Inc. (“Company”), representing 100% of the Company’s issued and outstanding shares of common stock for an aggregate purchase price of $62,500. This acquisition was made pursuant to the terms of a Stock Purchase Agreement (the “Agreement”) entered into by and among Abraxis, the Company, Dr. Steven Fox and other holders of shares of Common Stock of the Company on November 24, 2009. The purchase price for the acquisition was paid from Abraxis’ internal sources. Dr. Steven Fox was previously the controlling stockholder of the Company.

Following the closing of the transaction, Abraxis, as the sole stockholder of the Company, named Bruce Wendel as the Company’s sole director by unanimous written consent. The Company’s board of directors then appointed Mr. Wendel as its president, chief financial officer and secretary.

Mr. Wendel has served as the executive vice president of corporate operations and development for Abraxis since November 2007 when Abraxis separated from a company formally known as Abraxis BioScience, Inc. (which changed its name to APP Pharmaceuticals in connection with the separation) (“Old Abraxis”). Mr. Wendel previously served as executive vice president of corporate development at Old Abraxis from March 2006 to the date of the separation. Mr. Wendel joined American Pharmaceutical Partners in 2004 as vice president of corporate development. He began his 14 years with Bristol-Myers Squibb as in-house counsel before shifting to business and corporate development. Before joining APP, he served as vice president, business development & licensing for IVAX Corporation. Previously, Mr. Wendel served in the legal departments of Playtex and Combe. He earned a juris doctorate degree from Georgetown University Law School where he was an editor of Law & Policy in International Business, and a B.S. from Cornell University. Mr. Wendel is also a director of Abraxis BioScience, Inc. and Stalar 4, Inc.

Since Mr. Wendel is the sole executive officer and director of the Company, no “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. Wendel, on the one hand, and any of the Company’s directors or executive officers, on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STALAR 3, INC.

Date: December 16, 2009	By:	/s/ BRUCE WENDEL
Bruce Wendel President, Chief Financial Officer and Secretary